Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 2006. The place of incorporation or organization is next to the name of the company.

Consolidated Subsidiaries

1194127 Ontario Inc., Ontario Canada

*	Abdelia Comercial Ltda., Brazil
*	Arabian Medical Products Manufacturing Company, Saudi Arabia

Avent, Inc., Delaware

Avent de Honduras, S.A. de C.V., Honduras

Avent Holdings, LLC, Delaware

Avent, S.R.L., Mexico

Avent Slovakia, Inc., Delaware

Avent Slovakia s.r.o., Slovakia

*	Bacraft S.A. Industria de Papel, Brazil

Ballard Medical Products, Utah

Ballard Medical Products (Canada) Inc., Ontario, Canada

Balmoral Participacoes Ltda., Brazil

Beco, Inc., Wisconsin

*	Colombiana Kimberly Colpapel S.A., Colombia

Delaware Overseas Finance, Inc., Delaware

Durafab, Inc., Texas

Elfi Papier GmbH, Germany

Excell Paper Sales Co., Pennsylvania

Excell Paper Sales LLC, Delaware

*	Fisbra Industria e Comecio de Produtos Higienicos Ltda., Brazil
*	Gerinconfort Industria e Comercio de Productus Higienicos Ltd., Brazil
*	H-K Overseas Holland B.V., Netherlands

Hakle Kimberly Deutschland GmbH, Germany

Hakle Kimberly Papiervertriebs GmbH, Austria

Hakle-Kimberly Switzerland GmbH, Switzerland

Hercules Global Investments, Cayman Islands

*	Hogla Kimberly Limited, Israel
*	Hogla Kimberly Marketing Limited, Israel

Hopewell International Insurance Ltd. (Inactive), Bermuda

Housing Horizons, LLC, Texas

Industrial Helvetia S.A., Chile

Industrial Mimosa S.A., Uruguay

K-C Advertising, Inc., Delaware

K-C Equipment Finance L.P., United Kingdom

K-C Financial Services Investment Company, Delaware

K-C Guernsey I Ltd., Isle of Guernsey

K-C Guernsey II Ltd., Isle of Guernsey

K-C Handelsgesellschaft MbH, Austria

K-C Nevada, Inc., Nevada

K-C Worldwide, LLC, Delaware

Kalayaan Land Corporation, Philippines

KC Tower Corporation, Delaware

*	KCA Retirement Fund Pty. Limited, Australia

KCC Comercial Ltda., Sao Paulo, Brazil

KCK Tissue, Argentina

*	K.C.S.A. Holdings (Proprietary) Limited, South Africa
*	Kimberly Bolivia S.A., Bolivia

Kimberly-Clark (Barbados) Holding Ltd., Barbados

Kimberly-Clark (China) Investment Co., Ltd., People’s Republic of China

Kimberly-Clark (Cyprus) Ltd., Cyprus

Kimberly-Clark (Hong Kong) Ltd., Hong Kong

Kimberly-Clark Argentina S.A., Argentina

Kimberly-Clark Argentina Holdings S.A., Argentina

Kimberly-Clark Asia Holdings Pte. Ltd., Singapore

Kimberly-Clark Asia Pacific Pte. Ltd., Singapore

Kimberly-Clark Australia Consolidated Holdings Pty. Limited, Australia

Kimberly-Clark Australia Holdings Pty. Limited, Australia

*	Kimberly-Clark Australia Pty. Limited, Australia

Kimberly-Clark B.V., Netherlands

Kimberly-Clark Bahrain Holdings S.P., Bahrain

Kimberly-Clark Brasil Holdings Limitada, Brazil

Kimberly-Clark Brasil Industria e Comercio de Produtos de Hygiene Ltda., Brazil

Kimberly-Clark Canada Holdings, Inc., Ontario, Canada

Kimberly-Clark Canada Inc., Ontario, Canada

Kimberly-Clark Canada Inc. Kanadischen Rechts & Company KG, Germany

Kimberly-Clark Canada Services Corporation, Ontario, Canada

Kimberly-Clark Cayman Islands Company, Cayman Islands

Kimberly-Clark Cayman Islands Finance Company, Cayman Islands

Kimberly-Clark Cayman Islands Holding Company, Cayman Islands

Kimberly-Clark CBG (Handan) Hygienic Products Co., Ltd., People’s Republic of China

Kimberly-Clark CBG Hygienic Products Company Limited, Chengdu, People’s Republic of China

*	Kimberly-Clark Central American Holdings, S.A., Panama

Kimberly-Clark Chengdu Hygienic Products Services Company Ltd., People’s Republic of China

*	Kimberly-Clark Chile S.A., Chile

Kimberly-Clark Colombia Limitada, Colombia

*	Kimberly-Clark Costa Rica S.A., Costa Rica
*	Kimberly-Clark de Centro America, S.A., El Salvador

Kimberly-Clark Denmark Holdings ApS, Denmark

Kimberly-Clark do Brasil Limitada, Brazil

Kimberly-Clark Dominican Republic S.A., Dominican Republic

*	Kimberly-Clark Dominicana, S.A., Dominican Republic

Kimberly-Clark Dublin Finance Ltd., United Kingdom

*	Kimberly-Clark Ecuador, S.A., Ecuador

Kimberly-Clark Europe Limited, United Kingdom

Kimberly-Clark European Investment B.V., Netherlands

Kimberly-Clark European Services Limited, United Kingdom

Kimberly-Clark Far East Pte. Limited, Singapore

Kimberly-Clark Finance Ltd., United Kingdom

Kimberly-Clark Financial Services, Inc., Tennessee

Kimberly-Clark Foreign Sales Corporation B.V., Netherlands

Kimberly-Clark Forestal S.A., Spain

Kimberly-Clark Foundation, Inc., Wisconsin

Kimberly-Clark France Operations, France

Kimberly-Clark France Ventures, France

Kimberly-Clark Global Finance Ltd., Bermuda

Kimberly-Clark Global Partnership, L.P., Texas

Kimberly-Clark Global Sales, Inc., Delaware

*	Kimberly-Clark Guatemala S.A., Guatemala

Kimberly-Clark Health Care Inc., Delaware

Kimberly-Clark Hellas EPE, Greece

Kimberly-Clark Holding Kft., Hungary

Kimberly-Clark Holdings Limited, United Kingdom

Kimberly-Clark Holland Holdings B.V., Netherlands

Kimberly-Clark Hungarian Holdings LLC, Hungary

Kimberly-Clark Hygiene Products Private Ltd., India

Kimberly-Clark Inc., Ontario, Canada

Kimberly-Clark Innovation Corporation, Korea

Kimberly-Clark Integrated Services Corporation, Delaware

Kimberly-Clark International Services Corporation, Delaware

Kimberly-Clark International, S.A., Panama

Kimberly-Clark Investment Partnership, Canada

Kimberly-Clark Irish Finance Corporation Ltd., United Kingdom

*	Kimberly-Clark Kenko Industria e Comercio Ltda., Sao Paulo, Brazil

Kimberly-Clark Latin America, Inc., Delaware

Kimberly-Clark Latin America Inc. y Cia, S.C., Spain

Kimberly-Clark Latin America Investments, Inc., Delaware

Kimberly-Clark Lda., Portugal

Kimberly-Clark Limited, United Kingdom

Kimberly-Clark Luxembourg S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Finance S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg

*	Kimberly-Clark Malta Holding Co. Ltd., Malta
*	Kimberly-Clark Malta Investment Company Limited, Malta

Kimberly-Clark Manufacturing (Thailand) Limited, Thailand

Kimberly-Clark Mediterranean Finance Company Ltd., Malta

Kimberly-Clark N.V., Belgium

Kimberly-Clark Netherlands Holdings B.V., Netherlands

Kimberly-Clark North Asia Co., Ltd, South Korea

Kimberly-Clark Pacific Finance Company, Cayman Islands

Kimberly-Clark Pacific Holdings Pty Limited, Australia

Kimberly-Clark Paper (Guangzhou) Company Limited, People’s Republic of China

Kimberly-Clark Paper (Shanghai) Company Limited, People’s Republic of China

Kimberly-Clark Paraguay S.A., Paraguay

Kimberly-Clark Patriot Holdings, Inc., Cayman Islands

Kimberly-Clark Pension Trusts Ltd., United Kingdom

Kimberly-Clark Pennsylvania, LLC, Delaware

Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., People’s Republic of China

Kimberly-Clark Personal Hygienic Products Company Limited, Beijing, People’s Republic of China

*	Kimberly-Clark Peru S.R.L., Peru
*	Kimberly-Clark Philippines Inc., Philippines

Kimberly-Clark Philippine Holdings, Inc., Philippines

Kimberly-Clark Poland Holdings Sp. z.o.o., Poland

Kimberly-Clark Products (Malaysia) Sdn. Bdh., Malaysia

Kimberly-Clark Produtos Para Saude Limitada, Brazil

Kimberly-Clark Puerto Rico, Inc., Delaware

Kimberly-Clark Pulp, Inc., Delaware

Kimberly-Clark S.A., Poland

Kimberly-Clark S.L., Spain

Kimberly-Clark S.N.C., France

Kimberly-Clark S.p.A., Italy

Kimberly-Clark s.r.l., Italy

Kimberly-Clark s.r.o., Czech Republic

Kimberly-Clark SUD, S.p.A., Italy

Kimberly-Clark Sales Corporation B.V., Netherlands

Kimberly-Clark Scandinavia ApS, Denmark

Kimberly-Clark Services - Argentina, S.A., Argentina

Kimberly-Clark Services Asia-Pacific, Australia

Kimberly-Clark Services, Inc., Delaware

Kimberly-Clark Singapore Pte. Ltd., Singapore

Kimberly-Clark Singapore Finance Pte. Ltd., Singapore

*	Kimberly-Clark of South Africa (Pty.) Limited, South Africa
*	Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa

Kimberly-Clark Taiwan, Cayman Islands

Kimberly-Clark Thailand Limited, Thailand

Kimberly-Clark Tissue do Brasil Limitada, Brazil

Kimberly-Clark Trading Limited Liability Company, Hungary

Kimberly-Clark Trading (Malaysia) Sdn. Bdh., Malaysia

Kimberly-Clark Treasury Asia-Pacific, Australia

Kimberly-Clark U.K. Operations Limited, United Kingdom

Kimberly-Clark Ukraine LLC, Ukraine

*	Kimberly-Clark Venezuela, C.A., Venezuela

Kimberly-Clark Ventures, LLC, Delaware

Kimberly-Clark Vietnam Co., Ltd., Vietnam

Kimberly-Clark West Indies Finance Company, Cayman Islands

Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia

Kimberly-Clark Worldwide Taiwan Investment Ltd., Taiwan, Republic of China

Kimberly-Clark Worldwide, Inc., Delaware

*	Kimberly-Clark Zimbabwe (Private) Limited, South Africa
*	KIMNICA, S.A., Nicaragua
*	KS&J Industria e Comecio Ltda., Brazil

La Ada de Acuna, S.R.L., Mexico

La Compania Que Innova, S.A. de C.V., Mexico

*	Manlak Investments (Pty.) Limited, South Africa
*	Marsbaum Participacoes Ltda., Brazil

MFS Holdings, LLC, Delaware

Microcuff GmbH, Germany

Mimo Brasil Limitada, Brazil

Mimo Uruguay S.A., Uruguay

Minnetonka Limitada, Brazil

Minnetonka Overseas Investments Limited, Cayman Islands

*	Molett Marketing Limited, Israel

Nueva Arizona, S.A., Argentina

OOO Kimberly-Clark (Russia)

*	Ovisan Syhhi Bez Sanay Ve Ticaret a.s., Turkey
*	Papeles Absorbentes, S.A., Guatemala
*	Papeles del Cauca S.A., Colombia

PLS Holdings, LLC, Delaware

Portola S.L., Spain

*	P.T. Kimberly-Lever Indonesia, Indonesia
*	Rakefet Marketing & Trading Services Ltd., Israel

Ridgeway Insurance Company Limited, Bermuda

Safeskin (B.V.I.) Limited, British Virgin Islands

Safeskin Corporation (Malaysia) Sdn. Bhd., Malaysia

Safeskin Corporation (Thailand) Limited, Thailand

Safeskin Industries (Thailand) Limited, Thailand

Safeskin Latex (Thailand) Limited, Thailand

Safeskin Medical & Scientific (Thailand) Limited, Thailand

Scott CB Holding Company, Delaware

Scott S.A., France

Scott Executive Pension Trustees Limited, United Kingdom

*	Scott Paper Co. Honduras S.A. de C.V., Honduras

Scott Paper Eastern China Inc., Delaware

Scott Trading Ltd., Thailand

*	Shikma Improvement of Individual Life Limited, Israel

S-K Corporation, Taiwan

Syzygy, Inc., Delaware

Taiwan Scott Paper Corporation, Taiwan

Tawneydown-ALFA GmbH (Inactive), Germany

TELA-Kimberly Deutschland GmbH, Germany

TELA-Kimberly Switzerland GmbH, Switzerland

Three Rivers Timber Company, Washington

Tiscorp, L.P., United Kingdom

Tri-Med Specialties, Inc., Kansas

*	YuHan-Kimberly, Limited, Korea

*	Indicates a company that is not wholly owned directly or indirectly by the Corporation.